W i l l i a m s    &    W e b s t e r ,    P . S .
[LOGO]          --------------------------------------------------
                Certified Public Accountants & Business Consultants Bank of America Financial Center o 601 W. Riverside
                          Suite 1940 o Spokane, WA  99201
                          509-838-5111 Fax: 509-838-5114
                       Email: wwwpcpas@williams-webster.com






Board of Directors
Micron Enviro Systems, Inc.
Vancouver, B.C.


                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------


We consent to incorporation by reference in the registration statement Form S-8/A Commission File Number 333-104500 of Micron Enviro Systems, Inc. on Form S-8 of our report dated March 18, 2003, relating to the financial statements of Micron Enviro Systems, Inc. as of December 31, 2002, which report appears in the annual report on Form 10-KSB of Micron Enviro Systems, Inc. (000-30258).


/s/ Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
April 22, 2003